UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 5, 2026
COMMISSION FILE NUMBER: 000-16509
CITIZENS, INC.
(Exact name of registrant as specified in its charter)

Colorado	84-0755371
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
11815 Alterra Pkwy, Suite 1500, Austin, TX 78758
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number: (512) 837-7100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class A Common Stock	CIA	New York Stock Exchange
(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2026, the Board of Directors (the “Board”) of Citizens, Inc. (“Citizens” or the “Company”) approved an amendment (the “Amendment”) to the Executive Employment Agreement (the “Employment Agreement”), by and between the Company and Jon Stenberg, the Company’s Chief Executive Officer.

The Amendment is intended to better align Mr. Stenberg's compensation with peer group and market compensation data in order for retention and motivation purposes. The Amendment provides for the following changes to Mr. Stenberg's compensation:

Base Salary: Effective April 1, 2026, the Base Salary shall be increased from $500,000 to $600,000.

Short-Term Incentive: The target bonus for the Annual Bonus Opportunity beginning in 2026 shall be increased from $400,000 to $480,000.

Long-Term Incentive: The target bonus for the LTI beginning in 2026 shall be increased from $450,000 to $540,000.

All other terms of the Employment Agreement remain in full force and effect.

The foregoing description is not a complete description of the Amendment and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference in this Item 5.02.

Item 9.01     Financial Statements and Exhibits

(d)     Exhibits

10.1    Amendment, dated March 5, 2026, to Executive Employment Agreement by and between Citizens, Inc. and Jon Stenberg.

104    Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS, INC.

By:	/s/ Sheryl Kinlaw
Chief Legal Officer
Date: March 10, 2026